UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Items

Update Regarding the Operations Committee

On August 26, 2024, the Board of Directors (the “Board”) of Atlas Lithium Corporation (“Atlas Lithium” or the “Company”) confirmed the appointment of James Schloffer to the Company’s recently instituted Operations Committee. Mr. Schloffer has been engaged as a Company consultant in the role of Lithium Program Manager. He is an experienced lead process engineer with 15 years of extensive experience in the mining and metals industry, including his work for Sigma Lithium Corp., a Canadian producer of spodumene concentrate located in the same mineral district as Atlas Lithium’s Neves Project, Brazil’s Lithium Valley. Specializing in lithium processing, Mr. Schloffer has expertise in both hard rock concentration and downstream lithium hydroxide processing. He has been involved in various facets of lithium processing, including dense media separation (DMS) design, flotation, metallurgical test work, detailed engineering design, commissioning, site operations, due diligence, and process optimization. The Company believes that his comprehensive knowledge and hands-on experience make him an asset in the field. Mr. Schloffer has played important roles in several significant lithium projects. In 2016, he worked in operations at the Mt. Marion Lithium Mine. He was instrumental in designing the Bald Hill Lithium Mine, recently acquired by Mineral Resources, guiding the project from study phase through operations and successfully commissioning it to nameplate capacity within three weeks. His contributions extend to Sigma Lithium’s Detailed Feasibility Study, by providing substantial input to this nearby project which is now in production. He has collaborated with a diverse range of clients, from large established companies such as BHP Group, to junior mining companies and both small and large engineering firms. Most recently, Mr. Schloffer has been lending his expertise to Covalent Lithium at their Mt. Holland mine, which incorporates both DMS and flotation processing. His global experience spans the Middle East, South and North America, Europe, and Australia, giving him a broad perspective on international mining operations and practices. He holds a chemical engineering degree from the University of Melbourne.

DMS Plant Update

On August 23, 2024, during a meeting with state government representatives, Atlas Lithium was informed that the analysis of its permit application is progressing well. Upon receipt of this license, the Company will be able to assemble and operate its dense media separation (DMS) plant and to mine certain of its spodumene-containing areas. Atlas Lithium’s primary goal is to become a producer of spodumene concentrate, a key commodity in the global lithium supply chain.

As previously announced, the Company has completed the fabrication and trial assembly in South Africa of the major components of its DMS plant. South Africa was chosen for its expertise in the manufacture of DMS plant equipment for the mining industry and its lower cost as compared to other locations. Atlas Lithium’s plant is in the final phase of fabrication for its remaining components. Currently, 48 out of over 100 expected containers with the Company’s plant parts are ready and awaiting shipment by chartered vessel from the port of Durham in South Africa to the port of Santos in Brazil. It is anticipated that such shipment will leave South Africa during the fourth quarter of 2024 and take 20 to 25 days at sea. Upon arrival in Brazil, standard customs procedures may take several weeks, after which all containers will be transported to Atlas Lithium’s Neves Project site in Brazil, a journey of approximately 760 miles. It is anticipated that between the timing for transport and for the receipt of the permit, the earliest date in which the plant can be assembled is in the first quarter of 2025, a delay to the Company’s original timeline of the fourth quarter of 2024.

Such additional timing provides Atlas Lithium with flexibility as it navigates the pricing declines of spodumene concentrate. Spodumene concentrate prices have fallen by approximately 90% since January 2023, as reported by Fastmarkets, a recognized lithium industry information source. More recently, the price of spodumene concentrate dropped from approximately $1,000/ton as reported in July 2024 by S&P Global, to approximately $750/ton in the middle of August 2024, as reported by Fastmarkets. This price deterioration can be traced to various contributing factors including, among others, a softening economy in China which is the largest market for electric vehicles (“EV”), slower uptake of EVs in the U.S. than previously expected, and new African supply sources. However, opposing these trends, Brazil’s Lithium Valley, the mineral district where the Company’s Neves Project is located, has seen a surge of interest and visibility following the announcement that Pilbara Minerals Limited, one of the largest lithium producers in the world, entered into a definitive agreement for the acquisition of Latin Resources Limited, a pre-operational company in Lithium Valley, in a transaction valued at approximately US$370 million. Additionally, Fastmarkets predicts that lithium demand in the U.S. is expected to increase by nearly 500% by 2030.

The Company’s management has been closely monitoring these market developments and frequently discussing with the Board the overall industry conditions. The Board has supported management’s recent efforts to reduce cash expenses, including the use of consultants instead of employees, and additional cost-saving measures to minimize general and administrative expenditures.

Local Recognition

Atlas Lithium’s DMS plant design has been selected as a finalist for a contest, organized by a non-profit civil society organization in the state of Minas Gerais, to recognize environmentally sustainable approaches in the industry. The Company believes that its modular plant represents a refinement and optimization of DMS technology as applied to lithium processing. Its reduced height, weight, and overall physical footprint will make it an environmentally-friendly design that maximizes water recycling. Management believes that the plant’s processing circuit will use the lowest amount of water of any other lithium plant currently in operation. Its modular design also significantly reduces its physical footprint compared to traditional designs. The Company’s DMS plant design is both compact and modular, with its weight, physical footprint, and water usage expected to be significantly lower than those of traditional plants. More details are presented in a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium and its subsidiaries and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, deposits, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to the lithium market and conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; ability to receive the necessary permits from the Brazilian regulators; business conditions in Brazil; general economic conditions, geopolitical events, and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; manipulative attempts by short sellers to drive down our stock price; and dependence on key management.

Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024. Please also refer to the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 27, 2024
104	Cover Page Interactive Data File (embedded with the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: August 27, 2024	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer